Exhibit 10.13

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into as of May 11th, 2023, by and between Fevos A LLC, with a business address at 212 Desert View Street, Las Vegas NV 89107 (“Lender”), and MJ Holdings Inc., with a business address at 5730 Sky Pointe Dr., Suite 102, Las Vegas, NV 89130 (“Borrower”).

Loan Amount: Lender agrees to lend Borrower the sum of $50,000 (the “Loan”).

Loan Term: The Loan shall have a term of one (1) year (the “Term”).

Interest Rate: The interest rate for the Loan shall be 15% per annum. This rate is considered fair and reasonable and directly relates to the risk associated with the current business and other related conditions of the Borrower and the repayment risk.

Interest Calculation: Interest on the Loan shall be calculated on a simple basis.

Interest Payment: The Borrower shall pay the interest at the end of the Term.

The Loan shall be used solely to fund expenses directly and exclusively related to a specific legal case in which the Borrower is a defendant, specifically identified as “Case Name: DGMD Real Estate Investments, LLC v. Jim Mueller, et al. Case No.: A-21-831496-B”, with legal representation provided by Adam Fulton, Esq. and Logan Willson, Esq. of Jennings & Fulton, Ltd., hereafter referred to as “The Case.”

Loan Repayment: The Borrower shall repay the Loan in full at the end of the Term.

Loan Due: The Loan shall become immediately due and payable in full, including interest, if the Borrower sells and successfully closes on the property owned by the Borrower and identified by Parcel ID 019-421-10 and 019-421-11, commonly referred to as the “Trailer Park.”

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, understandings, and agreements between the parties.

Amendments: This Agreement may not be amended except in writing signed by both parties.

Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date and year first above written.

Fevos A LLC

212 Desert View Street

Las Vegas NV 89107

/s/ Panos Balaouras
Panos Balaouras, President

MJ Holdings Inc.

5730 Sky Pointe Dr., Suite 102

Las Vegas, NV 89130

/s/ Tom Valenzuela
By:	Tom Valenzuela, Interim CEO and Chairman of the Board